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                                                                    EXHIBIT 10.2





March 22, 2000

Mr. Michael J. Lotz
7400 Gainey Club Drive #140
Scottsdale, AZ 85258


                  Re: Amendment to Employment Agreement

                  Dear Michael:

                  This letter constitutes an amendment to the Employment Agreement dated as of January 1, 1999 between Mesa Air Group, Inc. (the "Company") and you (the "Employment Agreement").

                  Section 7.4(i) of the Employment Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

                       "The Executive shall be entitled to terminate his employment hereunder for Good Reason immediately upon, or at any time within one-year after, the occurrence of an event constituting Good Reason."

                  Section 7.4(i) of the Employment Agreement is also hereby amended by deleting clause (4) thereof and replacing it with the following:

                       "(4) a Change in Control (as hereinafter defined), provided in no event shall the Executive be deemed to have given his consent to any Change of Control;".

                  Section 7.4(ii)(6) of the Employment Agreement is hereby deleted and replaced with the following:

                       "(6) The shareholders of the Company approve a merger or consolidation involving the Company (A) in which the Company is not the surviving corporation or (B) if, immediately following such merger or consolidation, less than seventy-five percent (75%) of the surviving corporation's outstanding voting stock is held or is anticipated to be held by persons who are stockholders of the Company immediately prior to such merger or consolidation."

                  Section 7.5 of the Employment Agreement is hereby amended and supplemented by adding the following to end thereof:

                       "In addition, and notwithstanding the terms of any stock option, stock incentive or similar plan maintained by the Company or any other agreement between the Company and Executive (including, without limitation, any stock option agreement), upon termination of the Executive's employment Without Good Cause or upon the exercise by the Executive of his rights to terminate his employment for Good Reason (including without limitation upon or following a Change in Control), the Company shall make a lump sum cash payment to Executive as follows:

                       (i) If the Executive's employment is terminated by the Company Without Good Cause or by Executive for Good Reason, in each case, upon or following a Change in Control transaction in which the holders of Company's common stock receive consideration for their shares


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      (either in the form of cash or securities, property or a combination thereof), the cash payment to Executive shall be made on the closing date of the transaction constituting the Change in Control and shall equal the greater of (A) the aggregate Black Scholes value as of such closing date of all options held by the Executive to acquire shares of the common stock of the Company ("Company Options") and (B) the product of (i) the per share consideration (the value of which shall be determined by agreement between the Company and Executive) to be paid to a holder of a share of the Company's common stock minus the exercise price per share of each Company Option held by Executive and (ii) the number of shares of common stock of the Company covered by each unexercised Company Option held by Executive; provided, however, that the total aggregate cash payment to be made to Executive pursuant to this Section 7.5 shall not in any event be less than $1,300,000.

                       (ii) If the Executive's employment is terminated by the Company Without Good Cause or by Executive for Good Reason, in each case, in circumstances other than those applicable to clause (i) above, the cash payment to Executive shall be made on the date of termination or the date of the event giving rise to Executive's right to terminate his employment (whichever is earlier) and shall equal the aggregate Black Scholes value as of such earlier date of all Company Options held by the Executive."

                  The following new Section 7.7 is added to the Employment Agreement following Section 7.6:

                       "7.7 Consulting Agreement. If the Executive's employment is terminated by the Company Without Good Cause or by Executive for Good Reason, on the effective date of the termination, the Company and Executive shall enter into a consulting agreement in the form of Exhibit A hereto.

                  Section 11.1 of the Employment Agreement is hereby amended and supplemented by adding, immediately following clause (4) thereof, the following new clause (5):

                       ", or (5) any benefit or payment under Section 7.5."

                  This letter does not constitute a consent or waiver to or modification of any other provision, term or condition of the Employment Agreement, all of which remain in full force and effect.

                  If the foregoing meets with your approval, please indicate your acceptance of the terms set forth in this letter by signing in the space provided below and on the enclosed copy and by returning the copy to us for our records.

                  Very truly yours,

                  MESA AIR GROUP, INC.

                  By:
                     ------

                  /s/ Andre H. Merrett
                  --------------------
Title: Vice President, General Counsel & Secretary



                  Accepted and agreed:

                  /s/  Michael J. Lotz
                  --------------------



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                                                                       EXHIBIT A

                              CONSULTING AGREEMENT

                  CONSULTING AGREEMENT (this "Agreement") made and entered ____ ___, _____ (the "Effective Date"), between Mesa Air Group, Inc., a Nevada Corporation (the "Company"), with its principal place of business at 410 North 44th Street, Phoenix, Arizona 85008, and Michael J. Lotz ("Consultant"), residing at ________________.

                  WHEREAS, Consultant's employment with the Company terminated as of ______ __, _____.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


RETENTION AS CONSULTANT.

                  The Company hereby retains Consultant as a consultant to the Company.

         Section 1.23 Services. Consultant shall render general management consulting services ("Services") to the Company as may reasonably be requested of him from time to time by the Company's Board of Directors. Consultant shall have no minimum hourly service requirement nor will Consultant be required to devote substantially all his time and attention to matters concerning the Company. Except as may be specifically agreed to by the Company, Consultant shall pay his own expenses relating to his performance of this Agreement.

         Section 1.24 Performance. Upon reasonable notice, Consultant shall perform such Services in Phoenix, Arizona or such other location as the parties may mutually agree.

         Section 1.25 Term. The term of this Agreement shall expire as of the close of business on the tenth anniversary of the date hereof, unless sooner terminated as hereinafter set forth.

         Section 1.26 Payment. Consultant shall be entitled to be compensated at the rate of $[25,000] per annum, payable in semi-annual installments. The compensation set forth above shall be the sole compensation payable to Consultant for his performance hereunder.

         Section 1.27 Other Benefits. During the term of this Agreement, the Company shall provide Consultant with life and health insurance benefits and perquisites substantially similar to those which Consultant was receiving immediately prior to the date hereof. Life and health insurance coverage provided by the Company will terminate automatically upon Consultant's employment with any other entity which provides life and health insurance coverage. The Company and its affiliated airlines will grant Consultant and his spouse lifetime passes for positive space travel. Consultant will not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by the Company pertaining to any bonus, profit sharing, or similar benefits for the Company's employees.


RELATIONSHIP OF PARTIES

Section 1.28 Independent Contractor. Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, the Company by contract or otherwise.

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Consultant will perform the Services under the general direction of the Board of
Directors of the Company, but Consultant will determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. The Company has no right or authority to control the manner or means by which the Services are accomplished. Any employee, independent contractor or agent used by Consultant in the course of performing the Services hereunder is the sole responsibility of Consultant.

         Section 1.29 Employment Taxes. Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement.


CONFIDENTIAL INFORMATION

                  Consultant acknowledges that Consultant may have heretofore acquired or may hereafter acquire information and materials from the Company and knowledge about the business, products, customers, consultants, advisors and suppliers of the Company and that all such knowledge, information and materials acquired, the existence, terms and conditions of this Agreement, and the content are and will be the trade secrets and confidential and proprietary information of the Company (collectively, "Confidential Information"). Confidential Information will not include, however, any information that is or becomes part of the public domain through no fault of Consultant or that the Company specifically designates as non-confidential. Consultant agrees to hold all such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in performing the Services, and not to allow any unauthorized person access to it, either before or after expiration or termination of this Agreement. Consultant further agrees to take all action reasonably necessary and satisfactory to protect the confidentiality of the Confidential Information, including, without limitation, physically securing any Confidential information that comes into Consultant's possession from time to time.


INDEMNIFICATION BY CONSULTANT

                  Consultant will indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from, and, at the Company's option, Consultant will defend the Company against any action by a third party that is based on any negligent act or omission or intentional misconduct of Consultant which results in: (a) any bodily injury or death; (b) any injury or destruction to tangible or intangible property or any loss of use resulting therefrom; or
(c) any violation of any statute, ordinance or regulation.


TERMINATION AND EXPIRATION

         Section 1.30 Breach. Either party may terminate this Agreement in the event of a material breach by the other party of this Agreement if such breach continues uncured for a period of ten (10) days after written notice.

         Section 1.31 At Will. The Company may terminate this Agreement at any time, for any reason or no reason, by written notice to Consultant. In the event the Company terminates this Agreement for any reason other than for breach of Section 3 or Subsection 5.1 herein, Consultant shall be entitled to receive payment hereunder until the earlier of the expiration of the term of this Agreement or Consultants death.

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         Section 1.32 Expiration. Unless terminated earlier, this Agreement will expire at the end of the period of consultancy.

         Section 1.33 No Election of Remedies. The election by the Company to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.


EFFECT OF EXPIRATION OR TERMINATION

         Section 1.34 Survival of Obligations. Upon the expiration or termination of this Agreement for any reason, each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve Consultant of its obligations under Section 3 above nor will expiration or termination relieve Consultant or the Company from any liability arising from any breach of this Agreement.

         Section 1.35 Return of Confidential Information. Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify the Company of all Confidential Information, including, but not limited to, the content in Consultant's possession and, in accordance with the Company's instructions, will promptly deliver to the Company all such Confidential Information.


COVENANTS

         Section 1.36 Solicitation of Employment. Consultant agrees that it will not solicit the services of any of the employees, consultants, advisors, suppliers or customers of the Company for the Period of Consultancy and for six
(6) months thereafter without the prior written consent of the Company.

         Section 1.37 Time of Performance. Consultant represents and warrants that Consultant has performed all Services during Consultant's free time and in no event has Consultant performed the Services during the course of Consultant's work as an employee, consultant, independent contractor or otherwise with any independent third party.


GENERAL

         Section 1.38 Assignment. Consultant may not assign Consultant's rights or delegate Consultant's duties under this Agreement, either in whole or in part, without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be void.

         Section 1.39 Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of the Company, the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief without the need to post a bond or other security, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         Section 1.40 Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

         Section 1.41 Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona, excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be inoperative, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect without regard to such

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inoperative, invalid or unenforceable provision and, to this end all provisions of this Agreement are declared to be severable.

         Section 1.42 Notices. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, by personal delivery to the address specified above or such other address as the party specifies in writing. Such notice will be effective upon its delivery or transmittal as specified.

         Section 1.43 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         Section 1.44 Complete Understanding; Modification. This Agreement, together with the Amendment to Agreement and the Exhibits thereto, constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

                  IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.


MESA AIR GROUP, INC.




By:  __________________________________________________
     Name:_____________________________________________
     Title:____________________________________________




 CONSULTANT



By: ___________________________________________________
    Name: Michael J. Lotz




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